Exhibit 99.1

Amesite Inc. Announces Appointment of George Parmer to its Board of Directors

ANN ARBOR, Mich., Nov. 25, 2020 -- Amesite Inc. (Nasdaq: AMST), an artificial intelligence software company providing online learning ecosystems for business, higher education, and K-12, announced today that global investor, developer and entrepreneur George Parmer has joined its Board of Directors. The appointment brings the total number of board members to seven.

“George is an extremely successful entrepreneur with deep expertise in investing and public and private ventures,” said Amesite Founder and CEO Dr. Ann Marie Sastry. “He is a visionary that anticipated trends in living – and building – well before the pandemic hit and has been successfully executing on expansion plans that are proving to be incredibly timely. His acumen in business is paired with a wisdom that comes from decades of building businesses brick-by-brick. We are so proud to have him on our Board of Directors.”

Parmer sits on the board of Linkbancorp, Inc., is the Chairman of the Board of Trustees at Messiah University in Pennsylvania. He is the founder and president of residential home building and development company Fine Line Homes, which has developments along the east coast from New York to North Carolina. He is also the founder and president of nationwide company Residential Warranty Corporation and three insurance companies located in Colorado, Pennsylvania, and Texas.

“Accessible, affordable and engaging remote learning and training solutions are so important right now and I’m excited to be on the board of a company that is leading the way in delivering the necessary solutions to the education and business sectors,” Parmer said. “As both a business owner and an educational trustee, I’ve seen firsthand what is needed if we are going to make up the millions of learning hours lost to the pandemic and I’m ready to get to work to bring my decades of experience to the table as Amesite grows.”

About Amesite Inc.

Amesite is a high-tech artificial intelligence software company offering a cloud-based platform and content creation services for K-12, college, university and business education and upskilling. Amesite-offered courses and programs are branded to our customers.  Amesite uses artificial intelligence technologies to provide customized environments for learners, easy-to-manage interfaces for instructors, and greater accessibility for learners in the US education market and beyond.  The Company leverages existing institutional infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, scalable and engaging experiences for learners anywhere. For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: Robert Busweiler – busweiler@sunshinesachs.com – 631.379.6454